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                                                                    EXHIBIT 11.1

                             McLEODUSA INCORPORATED

                     COMPUTATION OF LOSS PER COMMON SHARE
                 (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)

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
                                                                         Year  ended December 31,
                                                                          2000       1999       1998
                                                                       -------    -------    -------
Computation of weighted average number of
 common shares outstanding:
Common shares, Class A, outstanding at the
 beginning of the period (A)........................................     472.8      382.2      370.8

Weighted average number of shares issued
 during the period (A)..............................................      85.6       60.9        6.0
                                                                       -------    -------    -------
Weighted average number of common shares............................     558.4      443.1      376.8
                                                                       =======    =======    =======

Net loss before extraordinary charge................................   $(452.9)   $(220.3)   $(124.9)
Extraordinary charge for early retirement of debt...................     (24.4)       ---        ---
                                                                       -------    -------    -------
Net loss............................................................    (477.3)    (220.3)    (124.9)
Preferred stock dividend............................................     (54.4)     (17.7)       ---
                                                                       -------    -------    -------
Net loss applicable to common shares................................   $(531.7)   $(238.0)   $(124.9)
                                                                       =======    =======    =======
Loss per common share:
Loss before extraordinary charge....................................   $ (0.91)   $ (0.54)   $ (0.33)
Extraordinary charge................................................     (0.04)       ---        ---
                                                                       -------    -------    -------
Loss per common share...............................................   $ (0.95)   $ (0.54)   $ (0.33)
                                                                       =======    =======    =======
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(A) All shares have been adjusted to give effect to the stock splits effected in the form of a stock dividend as discussed in Note 1 of the consolidated financial statements.